SCHEDULE II
                             INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SEQUA CORP - CLASS B


          GAMCO ASSET MANAGEMENT INC.
                       6/05/07            1,000           112.7510
                       6/04/07            1,000           111.7800
                       6/01/07              400-             *DO
                       6/01/07           43,000-             *DO
                       5/31/07            1,500-          110.0000
                       5/31/07              400           110.0000
                       5/30/07              100           109.5000
                       5/29/07              100           108.5000
                       5/24/07            2,000           106.5000
           GABELLI FUNDS, LLC.
               GABELLI UTILITY FUND
                       6/04/07              100           112.1200
                       5/31/07            1,100           110.0000
               GABELLI SMALL CAP GROWTH FUND
                       5/25/07            1,200           106.6075
         	   GLOBAL UTILITY & INCOME TRUST US UTILITIES
                       6/04/07              600           111.9667
                       5/29/07            1,400           108.6786

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.